Exhibit 10.2

FIRST HAWAIIAN, INC.
LONG-TERM INCENTIVE PLAN

FORM OF

PERFORMANCE SHARE UNIT AWARD AGREEMENT

This Performance Share Unit Award Agreement (this “Award Agreement”) evidences an award of performance share units (the “PSUs”) by First Hawaiian, Inc., a Delaware corporation (“First Hawaiian”), under the First Hawaiian, Inc. Long-Term Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	________________ (the “Grantee”).

Grant Date:	(the “Grant Date”).

Target Number of PSUs:	___________ (the “Target Number of PSUs”). The number of PSUs that will actually vest will range from 0% to 200% of the Target Number of PSUs (200% of the Target Number of PSUs, the “Maximum Award”) and be determined based on achievement of the Performance Metrics below.

Performance Period:	January 1, ____ to December 31, ____

Vesting:

PSUs shall vest on the date the Committee determines the number of Earned PSUs (as defined in Annex A), which shall be within 60 days following the end of the Performance Period (the “Determination Date”).

The PSUs will only vest if the Grantee is, and has been, continuously employed by First Hawaiian from the Grant Date through the Determination Date and to the extent that the Performance Metrics are satisfied, and any unvested PSUs will be forfeited upon any termination of Employment.

Notwithstanding the foregoing, in the event the Employment of the Grantee is terminated by reason of (i) death or Disability, the PSUs will immediately vest in a prorated number of the Target Number of PSUs based on the Grantee’s date of termination of employment relative to the length of the Performance Period or (ii) Retirement, the PSUs will remain outstanding following such Retirement and will vest based on actual performance as determined by the Committee on the Determination Date in a prorated number of the Earned PSUs based on the Grantee’s termination of employment relative to the length of the Performance Period. Upon a Change in Control that occurs during the Performance Period, the PSUs will be treated in accordance with the Plan.

Performance Metrics:	The number of PSUs that will be earned at the end of the Performance Period (or, if earlier, through the date of a Change in Control) will be determined based on achievement of the performance metrics set forth in Annex A.

Delivery:	No later than 30 days after the Determination Date, First Hawaiian will issue to the Grantee one Share for each Earned PSU, subject to applicable tax withholding (the date the Shares are so issued, the “Delivery Date”). Notwithstanding the foregoing, in the event the employment of the Grantee is terminated by reason of (i) death or Disability, the date of such termination will be treated as the Determination Date and the number of Earned PSUs will be based on the prorated number of Target Number of PSUs earned in accordance with the terms of this Award Agreement or (ii) Retirement, the number of Earned PSUs will be prorated based on the Grantee’s termination of employment relative to the length of the Performance Period.

Dividends:	No cash dividends or other amounts shall be payable with respect to the PSUs prior to the Determination Date. No later than 30 days after the Determination Date, First Hawaiian will pay to the Grantee a cash amount equal to the product of (i) all cash dividends or other distributions (other than cash dividends or other distributions pursuant to which the PSUs were adjusted pursuant to Section 1.6.3 of the Omnibus Plan), if any, paid on a Share from the Grant Date to the Determination Date and (ii) the Earned PSUs.

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference. Except as otherwise set forth in this Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the PSUs. In the event that any provision of this Award Agreement is inconsistent with the Plan, the terms of the Plan will control. Except as specifically provided herein, in the event that any provision of this Award Agreement is inconsistent with any employment agreement between the Grantee and First Hawaiian (“Employment Agreement”), the terms of the Employment Agreement will control. By accepting this Award, the Grantee agrees to be subject to the terms and conditions of the Plan.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

FIRST HAWAIIAN, INC.

By:
Name:
Title:

GRANTEE

[INSERT NAME]

Annex A